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                                                              [11/18/93 Draft]


                                CUSTODY AGREEMENT



     AGREEMENT dated as of December 1, 1993, between THE DFA INVESTMENT TRUST COMPANY (the "Client"), a Delaware business trust, having its principal office and place of business at 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.


                              W I T N E S S E T H:


     That for and in consideration of the mutual promises hereinafter set forth, the Client and the Custodian agree as follows:

     1.   DEFINITIONS.

          Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other person, whether or not any such person is an officer or employee of the Client, duly authorized by the Board of Trustees of the Client to give Oral Instructions and Written Instructions on behalf of the Client and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian on behalf of the Client from time to time;

          (b) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and Federal agency Securities, its successor or successors and its nominee or nominees;

          (c) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement, other than Written Instructions, to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Client by an officer of the Client;

          (d) "Declaration of Trust" shall mean the Agreement and Declaration of Trust of the Client as executed on September 11, 1992 and as it may be amended from time to time;




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          (e)  "Depository" shall mean The Depository Trust Company ("DTC") or any clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, any successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository or clearing agency under the 1940 Act, including pursuant to rule 17f-5 thereunder, its successor or successors and its nominee or nominees;

          (f) "Money Market Security" shall be deemed to include, without limitation, short-term debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities;

          (g) "Oral Instructions" shall mean any instructions, other than Written Instructions, actually received by the Custodian from an Authorized Person or a person reasonably believed by the Custodian to be an Authorized Person;

          (h) "Registration Statement" shall mean the Client's current registration statement relating to the registration of the Client under the Investment Company Act of 1940, as amended;

          (i) "Series" refers to the Client's Series listed in Appendix C hereto, and any such other separate and distinct Series as may from time to time be created and designed by the Client in accordance with the provisions of the Declaration of Trust and which becomes subject to this Agreement by the mutual consent of the Client and the Custodian;

          (j) "Put Bond" shall mean a bond, the terms of which provide that, under certain circumstances and during certain time period, the holder of the bond has the option to sell the bond to the issuer at a mutually agreeable price;

          (k) "Shares" refers to the shares of beneficial interest of each Series of the Client;

          (l) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments, including Money Market Securities, from time to time owned by each Series;

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          (m)  "Transfer Agent" shall mean the person that performs the transfer agent, dividend disbursing agent and shareholder servicing functions for the Client;

          (n) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person via any system, including transmissions via personal computer and/or any other electronic means as agreed by the parties, whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; and

          (o) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

     2.   APPOINTMENT OF CUSTODIAN.

          (a) The Client hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at the time owned by or in the possession of the Series during the period of this Agreement.

          (b) The Custodian hereby accepts appointment as such custodian for each Series and agrees to perform the duties thereof as hereinafter set forth.

     3.   COMPENSATION.

          (a) The Client will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein for the existing Series.

          (b) The parties hereto will agree upon the compensation for acting as custodian for any Series hereafter established and designated, and at the time that the Custodian commences serving a such for said Series, such agreement shall be reflected in a Fee Schedule for that Series, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement.

          (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by a duly authorized officer of the Client and a duly authorized officer of the Custodian.

          (d) The Custodian will bill the Client for each Series as soon as practicable after the end of each calendar month, and


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said billings will be detailed in accordance with the Fee
Schedule for each Series.

          (e) The Custodian may charge against any moneys held on behalf of the Client its compensation pursuant to this Agreement. The Custodian shall also be entitled to charge against moneys held by it the amount of any loss, damage, liability or expenses incurred, including reasonable counsel fees for which it shall be entitled to reimbursement under the provisions of this Agreement.

     4.   CUSTODY OF CASH AND SECURITIES.

          (a) RECEIPT AND HOLDING OF ASSETS. The Client will deliver or cause to be delivered to the Custodian all Securities and moneys owned by the Series at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. The Custodian will not be responsible for such Securities and moneys until actually received by it. The Client shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to what amounts Securities and moneys of a Series are to be specifically allocated on the books of the Custodian to such Series; provided, however, that prior to the deposit of Securities of a Series in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository.

          (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall establish and maintain a separate account for each Series and shall credit to the separate account of each Series all moneys received by it for the account of such Series and shall disburse the same only;

               (1) In payment of Securities purchased for such Series, as provided in Section 5 hereof;

               (2) In payment of dividends or distributions with respect to the Shares of such Series, as provided in Section 7 hereof;

               (3) In payment of original issue or other taxes with respect to the Shares of such Series, as provided in Section 8 hereof;

               (4) In payment for Shares which have been redeemed by such Series, as provided in Section 8 hereof;


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               (5)  Pursuant to Written Instruction, or with respect to Money
                    Market Securities, Oral Instructions or Written Instructions, setting forth the name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made;

               (6) In payment of fees and in reimbursement of the expenses and liabilities of the custodian attributable to such Series, as provided in Section 11(h) hereof; and

               (7) Upon the receipt of authorized instructions, for the payment of any expense or liability incurred by the Client or any Series; including, but not limited to, the following payments for the account of the Client or any Series:

                         interest, taxes, management, accounting, transfer agent and legal fees and operating expenses of the Client or any Series, whether or not such expenses are, in whole or in part, to be capitalized or treated as deferred expenses.

          (c) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish the Client or its duly delegated agent with confirmations and a summary of all transfers to or from the account of each Series during said day, such confirmations or accompanying documentation shall identify the entity, i.e. the Custodian, Subcustodian, or Depository that has physical possession of such Securities and money of the Series. In addition, the Custodian shall notify the Client on a timely basis of any fails with respect to Securities that have occurred during the day. When securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the custodian's account on the books or the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify on its own books of account the quantity of those securities belonging to such Series. At least monthly, the custodian shall furnish the Client with a detailed statement of the Securities and moneys held for each Series under this Agreement. The Custodian shall furnish the Client with such other daily and periodic reports as may be agreed to by the parties.

          (d) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Series which are issued or


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issuable only in bearer form, except such Securities as are held in the Book-
Entry System, shall be held by the Custodian in that form; all other Securities held for a Series may be registered in the name of that Series, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Client reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Series. The Client agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to registered in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series and which may from time to time be registered in the name of a Series. Securities of a Series that are kept by the Custodian in an account with a Depository or the Book-Entry System shall be kept in accounts that hold only assets belonging to customers of the Custodian and not in any proprietary account of the Custodian. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate account for such Series in the name of such Series physically segregated at all times from those of any other person or persons.

          (e) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Series in accordance with this Agreement:

               (1)  Collect all income due or payable;

               (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Client or the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to Put Bonds which are owned by the Client or the Series and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Client or the Series for any loss by the Client or the Series for any missed payments or other defaults resulting therefrom; unless the Custodian received timely notification from the Client specifying the time, place and



                                       -6-
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                    manner for the presentment of any such Put Bond owned by the
                    Client for the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Client or the Series for the accuracy or completeness of any notification the Custodian may furnish to the Client with respect to Put Bonds;

               (3) Surrender Securities in temporary form for definitive Securities;

               (4) Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect including filing such documents as may be necessary to reclaim foreign withholding taxes paid by the Series; and

               (5) Hold directly, or through the Book-Entry System or the Depository with respect to securities therein deposited, for the account of each Series all rights and similar securities issued with respect to any Securities held by the Custodian hereunder for each Series.

          (f) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of Written Instructions and not otherwise, except for actions required by subparagraphs 5, 6, 7, and 8 upon Written Instructions or Oral Instructions confirmed by Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

               (1) Execute and delivery or cause to be executed and delivered to such persons as may be designated in such Written Instruction proxies, consents, authorizations, and any other instruments whereby the authority of the Client as owner of any Securities may be exercised. The Custodian shall promptly forward to the Client or its duly delegated agent any and all proxies, proxy statements and similar documents received by the Custodian which documents relate to Securities held by any Series of the Client pursuant to written operating procedures between the parties;


               (2) Deliver or cause to be delivered any Securities held for a series in exchange for



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                    other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

               (3) Deliver or cause to be delivered any Securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

               (4) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Series and take such other steps as shall be stated in said Written Instruction to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Client;

               (5) Deliver Securities owned by any Series upon sale of such Securities for the account of such Series pursuant to
                    Section 5;

               (6) Deliver Securities owned by any Series upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by such Series;

               (7) Deliver Securities owned by any Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Client or the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Client or the Series and held by the Custodian or its nominee. Nor shall the Custodian have any



                                       -8-
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                    responsibility or liability to the Client or any Series for any loss by the Client or the Series for any missed payment or other default resulting therefrom; unless the Custodian received timely notification from the Client specifying the time, place and manner for the presentment of any such put bond owned by the Client or the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Client or the Series for the accuracy or completeness of any notification the Custodian may furnish to the Client with respect to Put Bonds;

               (8) Deliver Securities owned by any Series in connection with any loans of securities made by such Series but only against receipt of adequate collateral as determined from time to time by the Client which may be in the form of cash or obligations issued by or guaranteed the United States government, its agencies or instrumentalities, or an irrevocable letter of credit from a bank;

               (9) Deliver Securities owned by any Series as security in connection with any borrowings by such series requiring a pledge of Series assets, but only against receipt of amounts borrowed;

               (10) Deliver Securities owned by any Series upon receipt of instructions from such Series to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Client's Registration Statement, in satisfaction of requests by holders of Shares for repurchase or redemption; and

               (11) Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Client, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or



                                       -9-
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                    persons to whom delivery of such Securities shall be made.

          (g) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Series.

     5.   PURCHASE AND SALE OF INVESTMENT OF THE SERIES.

          (a) Promptly after each purchase of Securities for a Series, the Client shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instruction, and (ii) with respect to each purchase of Money Market Securities, either a Written or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the Series to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, in any;
(4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and (7) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Client upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written or Oral Instruction. Subject to be foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     6.   LENDING OF SECURITIES.

          If a Series is permitted to lend Securities specifically allocated to that Series, within 24 hours after each loan of Securities, the Client shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (1) the Series to which the loaned Securities are specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount loaned; (4) the date of loan and delivery; (5) the total amount to be delivered to the Custodian, and specifically allocated to such Series against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (6) the name of the broker, dealer or financial institution to which the loan was made. It is understood that in connection with loans of securities the Client may appoint an agent to effect such loans pursuant to a written agreement, as to which the Custodian might be a party, providing, inter alia for


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marking collateral to market, the call of such loans and such other terms as may be agreed upon.

          Promptly after each termination of a loan of Securities specifically allocated to a Series, the Client shall deliver to the Custodian Written Instruction specifying with respect to each such loan termination and return of
Securities: (1) the name of the Series to which such loaned Securities are specifically allocated; (2) the name of the issuer and the title of the Securities to be returned; (3) the number of shares or the principal amount to be returned; (4) the date of termination; (5) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); and (6) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys specifically allocated to such Series, the total amount payable upon such return of Securities as set forth in such Written Instruction. Securities returned to the Custodian shall be held as they were prior to such loan.

     7.   PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

          (a) The Client shall furnish to the Custodian the resolution of the Board of Trustees of the Client certified by the Secretary or Assistant Secretary (i) authorizing the declaration of dividends with respect to a Series on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such dividend or distribution, the date or payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Series, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

          (b) Upon the payment date specified in such resolution, Oral Instruction, or Written Instruction, as the case may be, the Custodian shall pay out the moneys specifically allocated to and held for the account of the appropriate Series to the Transfer Agent of the Client.

     8.   SALE AND REDEMPTION OF SHARES OF THE SERIES.


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          (a) Whenever the Client shall sell any shares of a
Series, the Client shall deliver or cause to be delivered to the Custodian Written Instruction duly specifying:

               (1)  The name of the Series whose Shares were sold;

               (2)  The number of Shares sold, trade date, and price; and

               (3) The amount of money and/or Securities to be received by the Custodian for the sale of such Shares and specifically allocated to such Series.

          (b) Upon receipt of such money and/or Securities from the Transfer Agent, the Custodian shall credit such money and/or Securities to the separate account of the Series specified in the Written Instruction specified in subparagraph (1) of paragraph (a) of this Section 8.

          (c) Upon issuance of any Shares of a series in accordance with the foregoing provisions of this Section 8, the Custodian shall pay, out of the moneys specifically allocated and held for the account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instruction specifying the amount to be paid.

          (d) Except as provided hereafter, whenever any Shares of a Series are redeemed, the Client shall cause the Transfer Agent to promptly furnish to the Custodian written notice, specifying:

               (1) The name of the Series whose Shares were redeemed, and if Securities are to be paid, the Client shall specify which Securities are to be delivered in redemption of such Shares;

               (2)  The number of Shares redeemed; and

               (3) The amount in cash and/or Securities to be paid for the Shares redeemed.

          (e) Upon receipt from the Transfer Agent of written notice setting forth the number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment and/or deliver to the Transfer Agent out of the moneys and/or Securities specifically allocated to and held for the account of the Series specified in subparagraph (1) of paragraph (d) of this

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Section 8 of the total amount specified in the Written Instruction issued pursuant to paragraph (d) of this Section 8.

     9.   INDEBTEDNESS.

          (a) The Client will cause to be delivered to the Custodian by any bank from which the Client borrows money for temporary or emergency or other purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Client against delivery of a stated amount of collateral. The Client shall promptly deliver to the Custodian Written Instruction stating with respect to each such borrowing: (1) the name of the Series for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Client, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "Borrowing Date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Client for the separate account of the Series on the Borrowing Date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (8) a statement that such loan is in conformance with the 1940 Act and the Client's Registration Statement.

          (b) Upon receipt of the Written Instruction referred to in subparagraph (a) above, the Custodian shall deliver on the Borrowing Date the specified collateral the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Client from time to time such Securities specifically allocated to such Series as may be specified in the Written Instruction to collateralize further any transaction described in this Section 9. The Client shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Client fails to specify in Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

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     10.  PERSONS HAVING ACCESS TO ASSETS OF THE CLIENT.

          (a) No Trustee, officer, employee or agent of the Client, and no officer, director, employee or agent of the Client's investment adviser, shall have physical access to the assets of the Client held by the Custodian or be authorized or permitted to withdraw any investments of the Client, nor shall the Custodian deliver any assets of the Client to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Client or the investment adviser shall have physical access to the assets of the Client.

          (b) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Client, or any officer, director, employee or agent of the investment adviser or sub-adviser to a Series, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Client prohibited by paragraph (a) of this Section 10.

          (c) A list of the individual employees of the Custodian duly authorized by the Custodian to have access to the assets of the Client will be supplied to the Client from time to time. The Custodian shall advise the Client of any change in the individuals authorized to have access to the assets of the Client by written notice to the Client.

     11.  CONCERNING THE CUSTODIAN.

          (a) STANDARD OF CONDUCT. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including reasonable counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Client at the expense of the Client, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Client for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

          (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               (1) The validity of the issue of any Securities purchased by any Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

               (2) The legality of the sale of any Securities by any Series, or the propriety of the amount for which the same are sold;

               (3) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

               (4) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

               (5) The legality of the declaration or payment of any dividend or other distribution of any Series;

               (6) The legality of any borrowing for temporary or emergency or other purposes.

          (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Client's interest in the Book-Entry System or the Depository. The Custodian shall exercise diligence consistent with industry practice in pursuing payment on any such instrument, or any dividend, interest or other receivable of the Client.

          (d) AMOUNTS DUE FROM TRANSFER AGENT. Unless the Custodian and the Dividend and Transfer Agent shall be the same person or an affiliated person of each other as defined in the 1940 Act, action to effect collection of any amount due to any Series from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount payment by the Custodian to the Transfer Agent in accordance with this Agreement.

          (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action. The Custodian shall promptly notify the Client in the event of any such default.

          (f) APPOINTMENT OF AGENTS AND SUB-CUSTODIANS.  The
Custodian may appoint one or more banking institutions, including but not limited to banking or other qualified institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in a certificate; provided that any such appointment shall have been approved by a vote of the Board of Trustees of the Client. The Custodian shall use reasonable case in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of a Series by any Foreign Sub-Custodian. The Custodian shall be liable to the Client for any loss or damage to the Client resulting from the negligence or willful misconduct of any foreign Sub-Custodian to the same extent that the Custodian would be liable to the Client if the Custodian were holding such Securities or money in the Commonwealth of Massachusetts. Notwithstanding, the Custodian herein agrees to pursue at the expense of the Client, any claim which the Custodian may assert against any Foreign Sub-Custodian to recover any loss or damage arising under such arrangement. The Client shall have, at its election, the right to enforce Custodian's rights against any Sub-Custodian, agent or Depository for loss, damage or expenses caused the Client or any Series by such Sub-Custodian, agent or Depository which Custodian may have as a consequence of any such loss, damage or expenses if and to the extent that the Client or a Series has not been made whole for any such loss or damage. Any selection of and form of contract with a Foreign Custodian shall be subject to approval by the Client that such selection and contract are consistent with the requirements of Rule 17f-5 (and Rule 17f-4, if applicable) under the 1940 Act, and the Custodian warrants that such arrangement shall, among other things, provide that:

               (i) the Client will be adequately indemnified and its assets adequately insured in the event of loss;

               (ii) the Client's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the eligible Foreign Custodian or Sub-Custodian or its creditors except for a claim of payment for their safe custody or administration;

               (iii) beneficial ownership of the Client's assets will be freely transferable without the payment or value other than for safe custody or administration;

               (iv) adequate records will be maintained identifying the assets as belonging to the Client;

               (v) the Client's independent public accountants will be given access to those records or confirmation of the contents of those records;

               (vi) the Client will receive periodic reports with respect to the safekeeping of its assets, including, but not necessarily limited to, notification of any transfer to or from the Client's account; and

               (vii) only foreign securities within the meaning of Rule 17f-5 shall be held by a Foreign Sub-Custodian.

          (g) The Custodian shall use its best efforts to provide the Client with information described in the "NOTES" to Rule 17f-5 and such other similar information as the Client may reasonably request to assist its Board of Trustees to satisfy their obligations under such Rule. In addition, the Custodian shall use its best efforts to provide the Client with prompt notice of any material change in information previously provided to the Client pursuant to this paragraph (g) or any material changes in the facts or circumstances upon which such information is based.

          (h) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by its for the Client and specifically allocated to a Series are such as may properly be held by the Client and specifically allocated to such Series under the provisions of the Declaration of Trust and the Registration Statement.

          (i) RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Custodian shall be entitled to rely upon Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Client agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Client agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Client. The Client agrees that the Custodian shall incur no liability to the Client in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

          (j) INSPECTION OF BOOKS AND RECORDS. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Client under the 1940 Act, with particular attention to Section 31 thereof and Rule 3la-1 and 3la-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Client. All such records shall be the property of the Client and shall be open to inspection and audit at reasonable times by officers and auditors employed by the Client and by employees of the Securities and Exchange Commission.

          The Custodian shall promptly provide the Client with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with copies of any report issued by any regulatory agency concerning its own operations insofar as such report relates to the performance of its duties as Custodian to the Client and will promptly furnish the Client with copies of any report prepared by an independent accountant regarding its system of internal accounting control or that of any Subcustodian or Depository insofar as such report relates to the performance of its duties as Custodian to the Client and any similar reports regarding the Custodian, any Subcustodian or Depository as the Client may reasonably request.

          (k) The Custodian agrees to maintain adequate insurance and fidelity bond coverage for its operation located in New York City, New York.

     12.  TERM AND TERMINATION.

          (a) This Agreement shall become effective after approval by the Client's Board of Trustees and shall continue in effect from year to year thereafter subject to the provisions of Section 12(b).

          (b) Either of the parties hereto may terminate this Agreement with respect to any Series by giving to the other party a notice in writing specifying the date of such termination. In the event such notice is given by the Custodian, the date of termination shall be not less than 120 days after the date of receipt of such notice by the Client. In the event such notice is given by the Client, the date of termination shall be not less than 30 days after the date of receipt of such notice by the Custodian. In the event such notice is given by the Client, it shall be accompanied by a certified resolution of the Board of Trustees of the Client, electing to terminate this Agreement with respect to any Series and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Client shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Client, designating a successor custodian or custodians. In the absence of such designation by the Client, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Client fails to designate a successor custodian for any Series, the Client shall upon the date specified in the notice of termination of this Agreement and upon deliver by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Client) and money and then owned by such Series be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Client.

          (c) Upon the date set forth in such notice under Paragraph (b) of this Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Series specified, after deducting all fees and other amounts for the payment of reimbursement of which it shall then be entitled with respect to the Series and otherwise cooperate in the transfer of its duties and responsibilities hereunder.

          (d) In the event that the Custodian terminates this Agreement the Custodian shall not charge Transaction Fees (as described in Schedule A) to the Client in connection with the transfer of assets to a successor custodian. In the event that the Client terminates this Agreement for a reason other than a breach of the Custodian's covenants under this agreement, including its fees as set forth in Schedule A, the Client shall pay the Transaction Fees imposed on a transfer of assets to a successor custodian.

     13.  MISCELLANEOUS.

          (a) Annexed hereto as Appendix A is a certification signed by the Secretary of the Client setting forth the names and the signatures of the present Authorized Persons. The Client agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the Present Authorized Persons as set forth in the last delivered certification.

          (b) Annexed hereto as Appendix B is a certification signed by the Secretary of the Client setting forth the names and the signatures of the present officers of the Client. The Client agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Client. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

          (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Princess House, Bush Lane, London, ECAR OAN, England, Attn: Paul Sarosy, or at such other place as the Custodian may from time to time designated in writing.

          (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Client, shall be sufficiently given if addressed to the Chief Administrative Officer of the Client and mailed or delivered to it at its offices at 1299 Ocean Avenue, 1lth Floor, Santa Monica, California 90401 or at such other place as the Client may from time to time designate in writing.

          (e) Notwithstanding any provision of this Agreement to the contrary, as long as the Custodian and the Dividend and Transfer Agent shall be the same person or affiliated persons of each other as defined in the 1940 Act, then nothing contained in this Agreement shall cause the Client to be liable to the Custodian for any loss or damage occasioned by information supplied by the Client to the Custodian if such information was furnished to the Client or based upon information furnished to the Client by the Dividend and Transfer Agent.

          (f) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

          (g) The Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Client without the written consent of the Custodian, or by the Custodian without the written consent of the Client authorized or approved by a resolution of the Board of

Trustees of the Client, and any attempted assignment without such written consent shall be null and void.

          (h) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

          (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

          (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the date and year first above written.



                              THE DFA INVESTMENT TRUST COMPANY



                              By: /s/ David G. Booth
                                 -----------------------------------------


                              BOSTON SAFE DEPOSIT AND TRUST COMPANY



                              By: /s/ Vincent Nave
                                 -----------------------------------------

                            SCHEDULE A - FEE SCHEDULE


          Following is the total fee schedule of Boston Safe Deposit and Trust Company ("Boston Safe") for global custody services for the Series of The DFA Investment Trust Company (the "Fund") listed in Appendix C to the Custody Agreement between Boston Safe and the Fund. The fee schedule will be capped at these levels for a two year period beginning with the date that Boston Safe first earns a fee from the Series under this schedule. The fees may be decreased by Boston Safe. After the first two years, the transaction based fees will not increase more than 10% in total over the subsequent two year period. The asset based fees will not increase in the first four years. Fees for any additional Series are to be negotiated, but should not exceed the rates in this schedule for assets similar in type and domicile.

          Upon termination of the agreement for services, Boston Safe will waive the Transaction Fees, as listed in the table below, for the transfer of assets to a successor custodian, if Boston Safe declines to renew the terms of the agreement or if the agreement is terminated because Boston Safe is seeking an increase in Transaction Fees in excess of a total of 10% over a two year period.

          The fees are all inclusive. They include, but are not limited to the following services: all costs associated with online communication services to the administrative agent for the Series, costs associated with maintenance of demand deposit accounts associated with the Series, all dividend and income collection, trade affirmation services, tax reclaims, subcustodian processing charges such as corporation action, reporting, settlements and custody charges or other out-of-pocket expenses.


                                   Transaction Fee       Asset Fee
         Country                   (per buy-sell)       (basis pts./yr)
         -------                   ---------------      ---------------

DFA International Value
Series
-------------------------
Australia                                $100                6
Belgium                                   $75                9

                                   Transaction Fee       Asset Fee
         Country                   (per buy-sell)       (basis pts./yr)
         -------                   ---------------      ---------------
France                                  $ 55                  5
Germany                                 $ 45                  5
Hong Kong                               $120                 10
Italy                                   $ 75                  5
Japan                                   $ 45                  5
Netherlands                             $ 25                  6
Singapore                               $150                 15
Spain                                   $ 40                  5
Sweden                                  $ 50                  7
Switzerland                             $ 75                  6
United Kingdom                          $ 45                  5

Transaction Repair       $25

Funds Transfer           $25

                               APPENDIX C - SERIES


          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Client"), do hereby certify that:

          The following Series of the Client are subject to this
Agreement:


                              The DFA International Value Series



                              /s/ Irene R. Diamant
                              -----------------------------------
                                        Secretary